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                                                                     Exhibit 3.1

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                               PRIMARK CORPORATION


     1. These Restated Articles of Incorporation (the "Restated Articles") are executed on behalf of Primark Corporation (the "corporation") pursuant to the provisions of Section 642 of the Michigan Business Corporation Act (the "Act").

     2.   The name of the corporation is "Primark Corporation".

     3    The identification number assigned by the Bureau is 243164.

     4.   The corporation has not used any name other than Primark Corporation.

     5. The date of filing the original Articles of Incorporation was October 28, 1981.

     6. These Restated Articles were duly adopted by the Board of Directors of the corporation, in accordance with Section 642 of the Act on February 24, 1999.

     7. The following Restated Articles only restate and integrate and do not further amend the corporation's Articles of Incorporation, as previously amended. There is no material discrepancy between the provisions of the corporation's Articles of Incorporation, as previously amended, and the Restated Articles.


                                    ARTICLE I

               The name of the corporation is Primark Corporation.

                                   ARTICLE II

          The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized

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under the Business Corporation Act of Michigan and to have and exercise all powers conferred by such Act upon corporations organized thereunder.


                                   ARTICLE III

                     The total authorized capital stock is:

1.   Common Shares                   Par Value Per Share $
                   -----------------                     -------------------
     Preferred Shares   4,000,000    Par Value Per Share $1.00
                      -------------                      -------------------

and/or shares without par value as follows:

2.   Common Shares  100,000,000      Par Value Per Share $       .02
                   -----------------                     -------------------
     Preferred Shares                Par Value Per Share $
                      -------------                      -------------------

3. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

A.   CUMULATIVE PREFERRED STOCK

     1. ISSUANCE IN SERIES. Shares of Cumulative Preferred Stock may be issued in one or more series, at such time or times, and for such consideration, not less than the par value thereof, as the Board of Directors may, from time to time, determine. All shares of any one series of Cumulative Preferred Stock shall be identical with each other in all respects, except that shares of one series issued at different times may differ as to dates from which dividends thereon may be cumulative. All series will rank equally and be identical in all respects, except as permitted by the following provisions of paragraph 2 of this Division A.

     2. AUTHORITY OF THE BOARD WITH RESPECT TO SERIES. The Board of Directors is authorized, at any time and from time to time, (i) to divide into and to issue the shares of Cumulative Preferred Stock in one or more series, (ii) to establish the number of shares constituting each series and to designate each series so as to distinguish the shares thereof from the shares of the other series and classes, (iii) to the extent not provided in these Articles of Incorporation, as amended from time to time, to prescribe variations in the relative rights and preferences as among series, and (iv) within the limitations set forth in these Articles of Incorporation, as


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amended from time to time, to prescribe the relative rights and preferences of the shares of any series, including, the following:

     a.   the dividend rate or rates;

     b. certain voting powers, full and limited, if any, of the shares of the series;

     c. whether the shares are redeemable and, if so, the time or times, price or prices, or rate or rates, and with such adjustments, at which, and the terms and conditions (except as fixed in paragraph 5 of this Division A) on which, the shares may be redeemed;

     d. the amount or amounts payable on the shares in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any class or classes of stock of the Corporation ranking junior to the Cumulative Preferred Stock;

     e. whether the shares are entitled to the benefit of a sinking, purchase or analogous fund to be applied to the purchase or redemption of shares of the series and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through application of the fund;

     f. whether the shares are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which conversion or exchange may be made; and any other terms and conditions of conversion or exchange; and

     g.   any other relative rights and preferences.

     3. DIVIDENDS. The holders of shares of Cumulative Preferred Stock of each series shall be entitled to receive, as and when declared payable by the Board of Directors from funds legally available for the payment thereof, referential dividends in lawful money of the United States of America at the rate per annum fixed and determined as herein authorized for the shares of such series, but no more, payable quarterly on the first day of each of the months of February, May, August


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and November (the quarterly dividend payment dates) in each year with respect to the quarterly period ending on the day prior to each such respective dividend payment date, to shareholders of record on a date to be fixed by the Board of Directors not exceeding 60 days preceding each quarterly dividend payment date. Such dividends shall be cumulative with respect to each share from and including the quarterly dividend payment date next preceding the date of issue thereof unless (a) the date of issue be a quarterly dividend payment date, in which case dividends shall be cumulative from and including the date of issue, (b) issued during an interval between a record date for the payment of a quarterly dividend on shares of such series and the payment date for such dividend, in which case dividends shall be cumulative from and including such payment date, or (c) the Board of Directors shall determine that the first dividend with respect to shares of a particular series issued during an interval between quarterly dividend payment dates shall be cumulative from and including a date during such interval, in which event dividends shall be cumulative from and including such date. No dividend shall be declared on shares of Cumulative Preferred Stock of any series in respect of accumulations for any quarterly dividend period or portion thereof unless dividends shall likewise be or have been declared with respect to accumulations on all then outstanding shares of Cumulative Preferred Stock of each other series for the same period or portion thereof; and the ratios of the dividends declared to dividends accumulated with respect to any quarterly dividend period on the shares of each series outstanding shall be identical. Accumulations of dividends shall not bear interest.

     So long as any shares of Cumulative Preferred Stock remain outstanding:

     a. no dividend shall be declared on shares of junior stock unless preferential dividends on all outstanding shares of Cumulative Preferred Stock for all past quarterly periods and the period which includes the date of such declaration shall have been previously declared; and

     b. no dividend shall be paid or other distribution made on shares of junior stock, nor shall any shares of junior stock be purchased, redeemed, retired or otherwise acquired for a consideration, unless preferential dividends on all outstanding shares of Cumulative Preferred Stock for all past quarterly dividend periods and the period which includes the date of such payment or distribution shall have been paid, or declared and set apart for payment, provided, however, that the restrictions this sub-paragraph b not apply to (i) the payment of dividends on shares of junior stock if payable solely in shares of junior stock, (ii) the payment of dividends on shares of junior stock to the extent that equivalent moneys are reinvested by the


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recipients of such dividends in shares of such junior stock upon receipt of such dividends, (iii) the acquisition of any shares of junior stock through application of proceeds of any shares of junior stock sold at or about the time of such acquisition, or (iv) the transfer of any amount from surplus to stated capital attributable to junior stock; and

     c. no funds shall be paid into or set aside for any sinking, purchase or analogous fund established with respect to outstanding shares of any junior stock, nor shall any dividend be paid or declared or other distribution made on shares of junior stock, nor shall any shares of junior stock be purchased, redeemed or retired or otherwise acquired for a consideration if the Corporation shall be in default of deficient under any requirement of a sinking, purchase or analogous fund established with respect to outstanding shares of any series of Cumulative Preferred Stock for any period of time then elapsed.

     4. LIQUIDATION PREFERENCES. In the event of voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of shares of Cumulative Preferred Stock of each series outstanding shall be entitled to receive out of the assets of the Corporation such amount per share as shall have been fixed by the Board of Directors as the voluntary or involuntary liquidation price, as the case may be, for the shares of such series plus preferential dividends at the rate fixed and determined for such series as herein authorized, accrued and unpaid to the date fixed for payment, but no more. Until payment to the holders of outstanding shares of Cumulative Preferred Stock as aforesaid, or until moneys or other assets sufficient for such payment shall have been set apart for payment by the Corporation, separate and apart from its other funds and assets for the account of such holders so as to be and continue to be available for payment to such holders, no payment or distribution shall be made to holders of shares of junior stock in connection with or upon such dissolution or liquidation or for declared but unpaid dividends on such junior stock. If upon any such dissolution or liquidation the assets of the Corporation available for payment and distribution to shareholders are insufficient to make payment in full, as hereinabove provided, to the holders of shares of Cumulative Preferred Stock, payment of such assets shall be made to such holders ratably in accordance with the respective distributive amounts to which such holders would be entitled if paid in full.

     Neither a consolidation nor merger of the Corporation with or into any other corporation, nor a merger of any other corporation into the Corporation, nor the purchase or redemption of all or any part of the outstanding shares of any class or


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classes of stock of the Corporation, nor the sale, transfer or lease of the property and business of the Corporation as, or substantially as, an entirety shall be construed to be a dissolution or liquidation of the Corporation within the meaning of the foregoing provisions.

     5. REDEMPTION AND PURCHASE. The Corporation may, at its option expressed by vote of the Board of Directors, at any time or from time to time redeem the whole or any part of the Cumulative Preferred Stock or of any series thereof, at the redemption price or prices at the time in effect. Any such redemption of Cumulative Preferred Stock to be on such redemption date and at such place in the City of Detroit, State of Michigan, or in the City, County and State of New York, as shall likewise be determined by vote of the Board of Directors. Notice of any proposed redemption of shares of Cumulative Preferred Stock shall be given by the Corporation by mailing a copy of such notice, not more than 60 or less than 30 days prior to the redemption date, to the holders of record of shares of Cumulative Preferred Stock to be redeemed, at their respective addresses then appearing on the books of the Corporation and by publishing such notice at least once in each week for four successive weeks in a newspaper customarily published at least on each business day, other than Saturdays, Sundays and holidays, which is printed in the English language and published and of general circulation in the Borough of Manhattan, City and State of New York. Publication of such notice shall be commenced not more than 60 days, and shall be concluded not less than 30 days, prior to the redemption date, but such notice need not necessarily be published on the same day of each week or in the same newspaper. In case less than all of the shares of any series are to be redeemed, the shares so to be redeemed shall be determined by lot or pro rata in such manner as may be prescribed by the Board of Directors. On the redemption date the Corporation shall, and at any time prior to such redemption date may, deposit in trust, for the account of the holders of shares of Cumulative Preferred Stock to be redeemed, funds necessary for such redemption with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of Michigan or of the State of New York, doing business in the City of Detroit, Michigan, or in the City, County and State of New York and having combined capital surplus and undivided profits of at least $5,000,000, which shall be designated in such notice of redemption. Notice of redemption having been duly given, or said bank or trust company having been irrevocably authorized by the Corporation to give such notice, and funds necessary for such redemption having been deposited, all as aforesaid, all shares of Cumulative Preferred Stock with respect to which such deposit shall have been made shall forthwith, whether or not the date fixed for such redemption shall have occurred or the certificates for such


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shares shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate, excepting only the right of the holders of the certificates for such shares to receive, out of the funds so deposited in trust, on the redemption date (unless an earlier date is fixed by the Board of Directors), the redemption funds, without interest, to which they are entitled, and the right to exercise any privilege of conversion not theretofore expiring; the Corporation to be entitled to the return of any funds, deposited for redemption of shares converted pursuant to such privilege. At the expiration of six years after the redemption date such trust shall terminated. Any such moneys then remaining on deposit shall be paid to the Corporation by the bank or trust company with which the deposit shall have been made, free of trust, and thereafter the holders of the certificates for such shares shall have no claim against such bank or trust company but only claims as unsecured creditors against the Corporation for the amounts payable upon redemption thereof, without interest. Interest, if any, allowed by the bank or trust company as aforesaid shall belong to the Corporation, and shall be paid to it from time to time during the term of such trust.

     Subject to applicable law, the Corporation may from time to time purchase or otherwise acquire outstanding shares of Cumulative Preferred Stock at a price per share not exceeding the amount then payable in the event of redemption thereof otherwise than through operation of a sinking fund, if any.

     No shares of Cumulative Preferred Stock shall be purchased, redeemed or otherwise acquired (whether pursuant to or for any sinking, purchase or analogous fund established with respect to outstanding shares of any series of Cumulative Preferred Stock, or otherwise) for a consideration (a) unless all dividends on all outstanding shares of Cumulative Preferred Stock for all past quarterly dividend periods shall have been paid or declared and set apart for payment, or (b) if the Corporation shall be in default or deficient under any requirement of a sinking, purchase or analogous fund established with respect to outstanding shares of any series of Cumulative Preferred Stock for any period of time then elapsed, except for the purpose of wholly or partially eliminating such default or deficiency.

     Any and all shares of Cumulative Preferred Stock which shall at any time have been redeemed, or purchased through operation of any sinking fund with respect thereto, or which shall have been converted into or exchanged for shares of any other class or classes or other securities of the Corporation pursuant to a right of conversion or exchange reserved in such Cumulative Preferred Stock, shall be cancelled and shall assume the status of authorized but unissued shares of Cumula-


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tive Preferred Stock and may thereafter be reissued as provided in paragraph 2 of this Division A.

     6. VOTING RIGHTS. So long as any shares of Cumulative Preferred Stock are outstanding, the Corporation shall not, without the consent (given by vote in person or by proxy at a meeting called for that purpose) of the holders of at least two-thirds of the votes of the shares of Cumulative Preferred Stock then outstanding-

     a. Create, authorize or increase the authorized amount of any shares of senior stock, or any obligations or security convertible into any such shares; or

     b. Alter or change the powers, preferences, priorities or special rights of then outstanding Cumulative Preferred Stock so as to affect the holders thereof adversely, provided, however, if any such alteration or change would adversely affect the holders of the shares of one or more of the series of Cumulative Preferred Stock at the time outstanding, but would not so affect all series thereof, only the consent of holders of two-thirds of the shares of each series so affected shall be required.

     So long as any shares of Cumulative Preferred Stock are outstanding, the Corporation shall not, without the consent (given by vote in person or by proxy at a meeting called for that purpose) of the holders of a majority of the votes of the shares of Cumulative Preferred Stock then outstanding.

     c. Merge or consolidate with or into any other corporation, provided that this provision shall not apply to a purchase or other acquisition by the Corporation of franchises or assets of another corporation in any manner which does not involve a statutory merger or consolidation, or to a merger or consolidation with or into any corporation which directly or indirectly controls, or is controlled by, or is under common control with the Corporation (for purposes of this sub-paragraph c, control shall be deemed to exist through ownership of 50% or more of the voting securities of a corporation) but no such merger or consolidation shall in any way result in the occurrence of an event described in sub-paragraph a of this paragraph 6 without the consent of the holders of at least two-thirds of the votes of the shares of Cumulative Preferred Stock then outstanding or result in the occurrence of an event described in sub-paragraph b of this paragraph 6 without the consent required by said sub-paragraph b; or

     d. Sell, lease, or exchange all or substantially all of its property and assets unless the fair value of the net assets of the Corporation after completion of


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such transaction shall at least equal the then voluntary liquidation preference of the Cumulative Preferred Stock of all series, and of all senior or parity stock, then outstanding.

     No consent provided for in this paragraph 6 shall be required in the case of the holders of any shares of Cumulative Preferred Stock which are to be redeemed at or prior to the time when the transaction being consented to it to take effect.

     Except as provided by law or as may be specifically provided in a resolution or resolutions of the Board of Directors establishing a series of Cumulative Preferred Stock, no consent of any holder of outstanding shares of Cumulative Preferred Stock shall be required in connection with or as a condition to any increase in the authorized amount, or issuance of authorized but unissued shares, of Cumulative Preferred Stock or parity stock, or the creation or authorization of obligations or securities payable in or convertible into shares of Cumulative Preferred Stock, or, in each case, parity stock.

     If at any time dividends on any of the outstanding shares of Cumulative Preferred Stock shall be in default in an amount equivalent to four or more full quarterly dividends, the holders of outstanding shares of Cumulative Preferred Stock, voting separately as a class, shall be entitled to elect the smallest number of the Directors necessary to constitute a majority of the full Board of Directors of the Corporation, which right shall continue in force and effect until all arrears of dividends on outstanding shares of Cumulative Preferred Stock shall have been declared and paid or deposited in trust with a bank or trust company having the qualifications set forth in paragraph 5 of this Division A for payment on or before the next succeeding dividend payment date. When all such arrears have been declared and paid or deposited in trust for payment as aforesaid, such right to elect Directors shall cease and terminate unless and until the equivalent of four or more full quarterly dividends shall again be in default on outstanding shares of Cumulative Preferred Stock. At any time when such right of holders of Cumulative Preferred Stock voting separately as a class to elect Directors shall be in force and effect, the remaining Directors shall be elected by the other class or classes of stock entitled to vote, also voting separately as a class, at each meeting of shareholders held for the purpose of electing Directors.

     When and as voting power for the election of Directors shall be vested in the Cumulative Preferred Stock as aforesaid, there shall be called a special meeting of the Cumulative Preferred Stock and of any other class or classes of stock having


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voting power with respect thereto, for the purpose of electing Directors. Such meeting shall be called upon the notice required for annual meetings of shareholders and shall be held at the earliest practicable date at the place at which the last preceding annual meeting of the shareholders of the Corporation was held, but may be held at the time and place of the annual meeting of the shareholders of the Corporation was held, but may be held at the time and place of the annual meeting if such annual meeting is to be held within 60 days after such voting power shall be vested in the Cumulative Preferred Stock. If such meeting shall not be called as required within 20 days after such voting power shall be so vested, then the holders of record of shares having at least ten percent (10%) of the votes of the Cumulative Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and such meeting may be called by such person so designated at the expense of the Corporation upon the notice required for annual meetings of shareholders and shall be held at the place at which the last preceding annual meeting of the shareholders of the Corporation was held. Any holder of Cumulative Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing a meeting of shareholders to be called pursuant to these provisions.

     At any meeting so called, and at any other meeting of shareholders held for the purpose of electing Directors at which the Cumulative Preferred Stock shall have the right, voting separately and as a class, to elect Directors as aforesaid, the presence in person or by proxy of holders of record of shares having one-third of the votes of the outstanding shares of Cumulative Preferred Stock shall be required to constitute a quorum of such class for the election of any Director by the Cumulative Preferred Stock as a class. If such quorum of the shares of Cumulative Preferred Stock be present, then such shares of Common Stock as may be present at the meeting in person or by proxy, shall, for the purpose of electing Directors, constitute a quorum of the Common Stock.

     If at any such meeting or adjournment thereof a quorum of the Cumulative Preferred Stock shall not be present, no election of the Directors shall take place and the meeting shall be adjourned from time to time for periods not exceeding thirty days until a quorum of the Cumulative Preferred Stock is present at such adjourned meeting.

     The terms of office of all Directors in office at any time when voting power shall, as aforesaid, become vested in the Cumulative Preferred Stock shall terminated upon the election of any new Directors at any meeting of shareholders called for the


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purpose of electing Directors. Upon any termination of the right of the
Cumulative Preferred Stock to vote for Directors as herein provided, the term of office of all Directors then in office shall terminate upon the election of any new Directors at a meeting of the other class or classes of stock of the Corporation then entitled to vote for Directors, which meeting shall be called to be held as promptly as practicable after such termination of voting right in the Cumulative Preferred Stock, upon notice as above provided, and shall be called by the Secretary of the Corporation upon written request of any holder of record of outstanding shares of such other class or classes of stock then entitled to vote for Directors.

     In case of any vacancy in the office of a Director occurring among the Directors elected by the holders of Cumulative Preferred Stock, as a class, pursuant to the foregoing provisions of this paragraph 6, the remaining Director or Directors elected by the holders of Cumulative Preferred Stock may elect, by affirmative vote of a majority thereof, a successor or successors to hold office for the unexpired term of the Director or Directors whose place or places shall be vacant. Likewise, in case of any vacancy in the office of a Director occurring among the Directors elected by the holders of the other class or classes of stock entitled to vote pursuant to the foregoing provisions of this paragraph 6, the remaining Director or Directors elected by the holders of such other class or classes of stock may elect, by affirmative vote of a majority thereof, a successor or successors to hold office for the unexpired term of the Director or Directors whose place or places shall be vacant.

     Each share of Cumulative Preferred Stock shall have the number of votes determined by multiplying the number one (1) by a fraction, the numerator of which is the amount of the involuntary liquidation preference of such share and the denominator of which is $25.

     Except as provided in this paragraph 6 of this Division A, or in a resolution or resolutions of the Board of Directors establishing a series of Cumulative Preferred Stock, or as by statute at the time mandatorily provided, holders of outstanding shares of Cumulative Preferred Stock shall not be entitled to vote; and except as by statute at the time mandatorily provided, holders of such shares shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote or consent.

     7. JUNIOR, PARITY AND SENIOR STOCK. Junior, parity or senior stock, with regard to Cumulative Preferred Stock, shall refer to stock of the Corpora-



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tion ranking junior, on a parity with or senior to the Cumulative Preferred
Stock upon dissolution or liquidation, or as to dividends.

B.   COMMON STOCK

     1. DIVIDENDS. Subject to the rights of the Cumulative Preferred Stock, the holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared by the Board of Directors.

     2. LIQUIDATION. In the event of the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Cumulative Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation, of whatever kind, available for distribution to shareholders ratably in proportion to the number of shares of Common Stock held. The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the purchase or redemption of any shares of stock of the Corporation, of any class, shall not be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this paragraph.

     3. VOTING RIGHTS. Except as may be otherwise required by law or these Articles of Incorporation, each holder of Common Stock has one vote in respect of each share of stock held by him of record on the books of the Corporation on all matters voted upon by the shareholders.

C. CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF THE SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK ($1.00 PAR VALUE)

               Section 1. DESIGNATION AND NUMBER OF SHARES OF SERIES. A series of preferred stock is hereby established and designated "Series A Cumulative Convertible Preferred Stock" par value $1.00 per share (the "Series A Preferred Stock"). The maximum number of shares which shall constitute the Series A Preferred Stock shall be 1,000,000, which number may from time to time be decreased (but not below the number of shares at the time outstanding).

               Section 2. DIVIDENDS. The holders of Series A Preferred Stock shall be entitled to receive, as, when and if declared by the Board of Directors of the Corporation (the "Board of Directors"), out of funds at the time legally


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available therefore, dividends at the rate of 8.5% per annum per share or, at the option of the Corporation for the first 20 quarters from the date of original issuance, and only during such 20 quarters, 0% per annum, and no more; which shall be fully cumulative, shall accrue from the date of original issuance and shall be payable quarterly on the first day of each of the months of February, May, August, and November (each a "Dividend Payment Date") each year to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days preceding each such Dividend Payment Date, as shall be fixed by the Board of Directors; PROVIDED, HOWEVER, that, during such first 20 quarters, dividends at the rate of 0% per annum per share shall accrue only if a quarterly distribution of additional shares of Series A Preferred Stock is made in the amount of 0.02125 share of Series A Preferred Stock for each share of Series A Preferred Stock outstanding. If any Dividend Payment Date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday. The amount of dividends (or distribution of additional shares of Series A Preferred Stock) payable (or made) for the initial dividend period and any period shorter than a full quarterly dividend shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends on account of arrearages for any past dividend period may be declared and paid at any time, without reference to any regular Dividend Payment Date. No interest shall be payable in respect of any dividend payment which may be in arrears.

               So long as any shares of Series A Preferred Stock remain outstanding:

               (a) no dividend shall be declared on shares the Corporation's common stock, no par value (the "Common Stock"), or any other class of stock or series thereof ranking junior to the Series A Preferred Stock upon dissolution, liquidation or in the payment of dividends (together with the Common Stock, the "junior stock") unless preferential dividends on all outstanding shares of Series A Preferred Stock for all past quarterly periods and the period which includes the date of such declaration shall have been previously declared; and

               (b) no dividend shall be paid or other distribution made on shares of junior stock, nor shall any shares of junior stock be purchased, redeemed, retired or otherwise acquired for a consideration, unless preferential dividends on all outstanding shares of Series A Preferred Stock for all past quarterly dividend periods and the period which includes the date of such payment or distribution shall have been paid, or declared and set apart for payment; PROVIDED, HOWEVER, that the restrictions of this subparagraph (b) shall not apply to (i) the payment of dividends


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on shares of junior stock if payable solely in shares of junior stock, (ii) the payment of dividends on shares of junior stock to the extent that equivalent moneys are reinvested by the recipients of such dividends in shares of such junior stock upon receipt of such dividends, (iii) the acquisition of any shares of junior stock through application of proceeds of any shares of junior stock sold at or about the time of such acquisition, or (iv) the transfer of any amount from surplus to stated capital attributable to junior stock; and

               (c) no funds shall be paid into or set aside for any sinking, purchase or analogous fund established with respect to outstanding shares of any junior stock, nor shall any dividend be paid or declared or other distribution made on shares of junior stock, nor shall any shares of junior stock be purchased, redeemed or retired or otherwise acquired for a consideration if the Corporation shall be in default or deficient under any requirement of a sinking, purchase or analogous fund established with respect to outstanding shares of the Series A Preferred Stock for any period of time then elapsed.

               Section 3. LIQUIDATION PREFERENCES. In the event of voluntary or involuntary dissolution, liquidation or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any class or classes of stock ranking junior to the Series A Preferred Stock upon liquidation, the holders of any class or classes of stock ranking junior to the Series A Preferred Stock shall be entitled to receive out of the net assets of the Corporation an amount in cash per share equal to $25.00 plus accrued and unpaid dividends to the date fixed for payment (the "Liquidation Preference"), but no more. After the holders of Series A Preferred Stock are paid the full preferential amounts to which they are entitled, they will not be entitled to further participate in any distribution of assets by the Corporation. Until payment to the holders of outstanding shares of Series A Preferred Stock as aforesaid, or until moneys or other assets sufficient for such payment shall have been set apart for payment by the Corporation, separate and apart from its other funds and assets for the account of such holders so as to be and continue to be available for payment to such holders, no payment or distribution shall be made to holders of shares of junior stock in connection with or upon such dissolution or liquidation or for declared but unpaid dividends on such junior stock. If upon any such dissolution or liquidation the assets of the Corporation available for payment and distribution to shareholders are insufficient to make payment in full, as hereinabove provided, to the holders of shares of Series A Preferred Stock, payment of such assets shall be made to such holders ratably in accordance with the respective distributive amounts to which such holders would be entitled if paid in full.

     Neither a consolidation nor merger of the Corporation with or into any other corporation, nor a merger of any other corporation into the Corporation, nor the purchase or redemption of all or any part of the outstanding shares of any class or classes of stock of the Corporation, nor the sale, transfer or lease of the property and business of the Corporation as, or substantially as, an entirety shall be construed to be a dissolution or liquidation of the Corporation within the meaning of the foregoing provisions.

               Section 4. CONVERSION INTO COMMON STOCK. (a) A holder of shares of the Series A Preferred Stock shall be entitled, at any time prior to the close of business on the date, if any, fixed for redemption of such shares pursuant to Section 5 hereof, to cause any or all of such shares to be converted into shares of Common Stock, by presentation of the certificate or certificates representing such shares in person or by registered mail, return receipt requested with postage prepaid thereon, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) at the principal office of the Corporation or the offices of the transfer agent for the Series A Preferred Stock or such office or offices of an agent for conversion as may from time to time be designated by notice to the holders of the Series A Preferred Stock by the Corporation, accompanied by written notice of conversion. Such notice of conversion shall specify (1) the number of shares of Series A Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series A Preferred Stock not to be so converted to be issued and (2) the address to which such holder wishes delivery to be made of such new certificate or certificates to be issued upon such conversion.

          (b) Each share of the Series A Preferred Stock shall be convertible into the number of shares of fully paid and nonassessable shares of Common Stock determined by dividing $25.00 by the conversion price in effect at the time of conversion. The conversion price initially shall be $14.49 and shall be subject to adjustment from time to time as provided in Section 7 hereof (and, as so adjusted, is hereinafter referred to as the "Conversion Price").

          (c) Upon surrender of a certificate representing a share or shares of Series A Preferred Stock for conversion, the Corporation shall issue and send by hand delivery (with receipt to be acknowledged) or by first class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of whole shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series A Preferred Stock only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of Series A Preferred Stock which shall not have been converted.

          (d) The issuance by the Corporation of shares of Common Stock upon a conversion pursuant to this Section 4 shall be effective as of the earlier of
(1) the delivery to such holder or such holder's designee of the certificate(s) representing shares of Common Stock issued upon conversion therefor or (2) the commencement of business on the second business day after receipt by the Corporation or the transfer agent for the Series A Preferred Stock of certificate(s) representing shares of Series A Preferred Stock to be converted, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) as required by the instructions for conversion appearing on the reverse side of certificate(s) representing shares of Series A Preferred Stock. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series A Preferred Stock on any Dividend Payment Date if the Dividend Payment Date for such dividend is subsequent to the effective date of conversion of such shares.

          (e) Shares of the Series A Preferred Stock which shall at anytime have been converted into Common Stock shall, after such conversion, be restored to the status of authorized and unissued shares of preferred stock undesignated as to series, and may thereafter be redesignated and reissued as part of any series of preferred stock. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock and/or shares of Common Stock held in the Corporation's Treasury, solely for issuance upon the conversion of shares of Series A Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. Nothing contained herein shall preclude the Corporation from issuing shares of Common Stock held in its treasury upon the conversion of shares of Series A Preferred Stock into Common Stock pursuant to the terms hereof. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series A Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred Stock then outstanding and convertible into shares of Common Stock.

          (f) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of any shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. If the conversion of any shares of Series A Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the Per Share Market Value (as defined in Section 7(f) hereof) of the Common Stock on the date of conversion shall be paid to such holder in cash by the Corporation.

          (g) The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issuance or delivery of such certificate, PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the Series A Preferred Stock converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

               Section 5. REDEMPTION. (a) OPTIONAL. The Corporation may, at its option, redeem the Series A Preferred Stock at any time after the fifth anniversary of the original date of issuance of the Series A Preferred Stock in whole or from time to time in part at a redemption price of $25.00 per share, together with accrued and unpaid dividends thereon to the date fixed for redemption, without interest.

                  (b) MANDATORY. Commencing on the seventh anniversary of the original date of issuance of the Series A Preferred Stock and on each such anniversary thereafter (each such date being referred to as a "mandatory redemption date"), so long as any shares of the Series A Preferred Stock shall be outstanding and to the extent the Corporation shall have funds legally available for such payment, the Corporation shall set aside, in trust with a bank or trust company, as and for a sinking fund for the Series A Preferred Stock a sum sufficient to redeem and shall redeem the following:

              Anniversary of the                  Number of Shares of
          Original Date of Issuance            Series A Preferred Stock
          -------------------------            ------------------------
                      7                                 150,000
                      8                                 150,000
                      9                                 150,000
                      10                         All then outstanding
                                                  shares of Series A
                                                    Preferred Stock

at a redemption price of $25.00 per share, together with accrued and unpaid dividends thereon to the mandatory redemption date, without interests; PROVIDED, HOWEVER, that the number of any shares of Series A Preferred Stock that have been called for redemption, converted or otherwise acquired by the Corporation may be subtracted from the amount of funds to be set aside for such sinking fund payments.

                  (c) ACQUIRED SHARES. Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Michigan) have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of the preferred stock.

                  (d) PROCEDURE FOR REDEMPTION.

                           (i) In the event that less than all the outstanding
shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors, subject to the provisions of this

Section 5, and the shares to be redeemed shall be determined by lot or pro rata in such manner as may be prescribed by the Board of Directors.

                           (ii) In the event the Corporation shall redeem shares
of the Series A Preferred Stock, notice of such redemption shall be given by the Corporation by mailing a copy of such notice not more than 60 or less than 30 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock books of the Corporation and by publication of such notice in the manner set forth in the Corporation's Articles of Incorporation. On the redemption date the Corporation shall, and at any time prior to such redemption date may, deposit in trust, for the account of the holders of shares of Series A Preferred Stock to be redeemed, funds necessary for such redemption with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of Michigan or of the State of New York, doing business in the City of Detroit, Michigan, or in the City, County and State of New York and having combined capital surplus and undivided profits of at least $5,000,000, which shall be designated in such notice of redemption. Notice of redemption having been duly given, or said bank or trust company having been irrevocably authorized by the Corporation to give such notice, and funds necessary for such redemption having been deposited, all shares of Series A Preferred Stock with respect to which such deposit shall have been made shall forthwith, whether or not the date fixed for such redemption shall have occurred or the certificates for such shares shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate, excepting only the right of the holders of the certificates of such shares to receive, out of the funds so deposited in trust, on the redemption date (unless an earlier date is fixed by the Board of Directors), the redemption funds, without interest, to which they are entitled, and the right to exercise any privilege of conversion not theretofore expiring; the Corporation to be entitled to the return of any funds, deposited for redemption of shares converted pursuant to such privilege. At the expiration of six years after the redemption date such trust shall terminate. Any such moneys then remaining on deposit shall be paid to the Corporation by the bank or trust company with which the deposit shall have been made, free of trust, and thereafter the holders of the certificates for such shares shall have no claim against such bank or trust company but only claims as unsecured creditors against the Corporation for the amounts payable upon redemption thereof, without interest. Interest, if any, allowed by the bank or trust company as aforesaid shall belong to the Corporation, and shall be paid to it from time to time during the term of such trust.

                  Section 6. VOTING RIGHTS. (a) The holders of record of shares of Series A Preferred Stock shall not be entitled to any voting rights except as provided in the Corporation's Articles of Incorporation, as hereinafter provided in this Section 6 or as otherwise provided by law.

                  (b) If at any time dividends on any Series A Preferred Stock shall be in arrears, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, each share of Series A Preferred Stock shall entitle the holder thereof to one (1) vote, subject to adjustment as provided in the Corporation's Articles of Incorporation, on all matters submitted to a vote of the Corporation, and the holders of shares of Series A Preferred Stock together with the holders of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  Section 7. ANTI-DILUTION ADJUSTMENTS. (a) In the event that the Company shall, at any time or from time to time while any of the shares of the Series A Preferred Stock are outstanding, (1) subdivide the outstanding shares of Common Stock or (2) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation or otherwise, then, subject to the provisions of subparagraph (e) hereof, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this subparagraph
(a) shall become effective immediately as of the effective date of such subdivision or combination.

                  (b) If there is any reorganization or reclassification of the Common Stock, or merger or consolidation of the Corporation (other than a merger of the Corporation in which the Corporation is the surviving corporation and the outstanding Common Stock is not converted into or exchanged for stock, securities, cash or any other thing of value), in lieu of the shares of Common Stock theretofore issuable upon the exercise of the conversion rights of the Series A Preferred Stock, each holder of Series A Preferred Stock shall have the right to obtain upon exercise of the conversion rights of such Series A Preferred Stock the kind and amount of shares of stock, other securities, money and property which such holder would have received at the time of such reclassification, reorganization, merger or consolidation if such holder had exercised the conversion rights of the Series A Preferred Stock immediately prior to such reclassification or reorganization. The provisions of this subparagraph (b) shall similarly apply to successive reorganizations, reclassifications, mergers or consolidations.

                  (c) In the event that the Corporation shall, at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to any right or warrant to purchase or acquire shares of Common Stock or any right or warrant to purchase or acquire any security convertible into or exchangeable for shares of Common Stock or pursuant to any employee or director incentive or benefit plan or arrangements, including any employment, severance or consulting agreement, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or pursuant to any exchange of shares of Common Stock for securities of another person, organization, association or entity, if the Board of Directors determines that such exchange is fair to the holders of shares of Common Stock taken as a whole) for a consideration having a Fair Market Value (as defined in subparagraph (f) hereof), on the date of such issuance, sale or exchange, less than the Fair Market Value of such shares on the date of issuance, sale or exchange, then, subject to the provisions of subparagraph (e) hereof, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (a) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (b) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation.

                  (d) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and any transfer agent for the Series A Preferred Stock, and with the Secretary of the Corporation, a statement signed by an officer of the Corporation stating that the Conversion Price has been adjusted and setting forth the new Conversion Price and in reasonable detail the method of calculation upon which the adjustment of the Conversion Price is based. Promptly after each adjustment to the Conversion Price, the Corporation shall cause a notice thereof and of the then prevailing Conversion Price to be mailed to the holders of the Series A Preferred Stock at their last addresses as the same shall appear upon the books of the Corporation or of any transfer agent for the Series A Preferred Stock.

                  (e) Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price, PROVIDED, HOWEVER, that the Corporation may make any such adjustment at its election. Any lesser adjustment which the Corporation elects not to make shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

                  (f) As used herein, "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issues which are publicly traded, the average of the Per Share Market Value (as defined below) for each of the five (5) consecutive trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined.

                  As used herein, "Per Share Fair Market Value" shall mean on any particular date (1) the last reported sale price per share of the Common Stock on such date on the principal stock exchange on which the Common Stock has been listed or, if there is no such price on such date, then the last price on such exchange on the date nearest preceding such date, or (2) if the Common Stock is not listed on any stock exchange, the last reported sale price per share of the Common Stock on the NASDAQ National Market System at the close of business on such date, or if there is no such price on such date, then the last sale price on the date nearest preceding such date, or (3) if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ (or any similar organization or agency succeeding to its functions of reporting prices), or (4) if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York

Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board or a committee thereof, provided that none of the transactions related to the foregoing shall include purchases by any "affiliate" (as such term is defined in the General Rules and Regulations under the Securities Act of 1933) of the Corporation. If the Common Stock is not publicly traded, the "Per Share Market Value" shall mean the fair market value of the Common Stock as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities selected in good faith by the Board or a committee thereof, or if no such investment banking or appraisal firm is in the good faith judgment of the Board or a committee available to make such determination, as determined in good faith by the Board or such committee.

                  Section 8.  NOTICE.  If:

                  (a) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; or

                  (b) the Corporation shall authorize the granting to the holders of the Common Stock of rights (other than the Rights) or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                  (c) there shall be any reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger, or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all the assets of the Corporation as an entirety; or

                  (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up the Corporation;

then the Corporation shall cause to be filed with the conversion agent, and shall cause to be mailed to the holders of shares of the Series A Preferred Stock at their addresses as shown on the stock books of the Corporation, at least 5 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or issuance of rights or warrants, or, if a record is not to be taken, the dates as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (ii) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property. deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 8.

                  Section 9. AMENDMENT. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences, priorities or special rights of the Series A Preferred Stock then outstanding so as to affect the holders thereof adversely without the consent of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

ARTICLE IV

1.   The address of the registered office is:

     30600 Telegraph Road, Bingham Farms, Michigan  48025

2.   Mailing address of the registered office if different than above:

     same as above

3.   The name of the resident agent at the registered office is:

     The Corporation Company

ARTICLE V

     The corporation shall indemnify any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit, or proceeding to the full extent provided by the Michigan Business Corporation Act from time to time in effect. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with similar scope and effect as the foregoing indemnification of directors and officers. Notwithstanding the foregoing, the indemnification and advancement of expenses provided by or granted under the Michigan Business Corporation Act shall not be considered exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement.

ARTICLE VI

     A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for a violation of Section 551(1) of the Michigan Business Corporation Act, or (iv) for any transaction from which the director derived any improper personal benefit. If the Michigan Business Corporation Act is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE VII

     Any action to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if all the shareholders entitled to vote thereon consent thereto in writing.

ARTICLE VIII

     A.   Number of Directors

     The number of the directors of the Corporation shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors of the Corporation, except that the minimum number of directors shall be fixed at no less than five and the maximum number of directors shall be fixed at no more than seven.

     B.   Removal

     Any director may be removed from office only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     C.   Nomination of Director Candidates

     Nominations for election to the Board of Directors of the Corporation at a meeting of shareholders may be made by the Board of Directors, on behalf of the Board of Directors by any nominating committee appointed by the Board of Directors, or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting. Nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered to or mailed, postage prepaid, and received by the Secretary of the Corporation at least 60 days but not more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders. The notice shall set forth (i) the name and address of the shareholder who intends to make the nomination; (ii) the name, age, business address and, if known, residence address of each nominee; (iii) the principal occupation or employment of each nominee; (iv) the number of shares of stock of the Corporation which are beneficially owned by each nominee and by the nominating shareholder; (v) any other information concerning the nominee that must be disclosed of nominees in proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934 (or any subsequent provisions replacing such Regulation); and (vi) the executed consent of each nominee to serve as a director of the Corporation, if elected. The chairman of the meeting of shareholders may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

     D.   Vacancies

     In case of any vacancy on the Board of Directors through death, resignation, disqualification, or other cause, the remaining directors (though less than a quorum of the Board) by affirmative vote of a majority thereof, may elect a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant, and until the election and qualification of his or her successor.

     Signed this 11th day of March, 1999.


                                          PRIMARK CORPORATION



                                       By: /s/  Michael R. Kargula
                                           ---------------------------------
                                           Michael R. Kargula
                                           Executive Vice President,
                                           General Counsel and Secretary

--------------------------------------------------------------------------------
             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
                                     (FOR BUREAU USE ONLY)
Date Received             This document is effective on the date filed, unless
                          a subsequent effective date within 90 days after
JUN 01 1999               received date is stated in the document.
-----------------------



-----------------------                          FILED
Name                                          JUN 01 1999
 517-663-2525 Ref #93548
 Attn: Cheryl J. Bixby                       Administrator
 MICHIGAN RUNNER SERVICE         CORP. SECURITIES & LAND DEV. BUREAU
 2.0. Box 266
 Eaton Rapids, MI 48827          EFFECTIVE DATE:
--------------------------------------------------------------------------------

DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE.
 IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE.



           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
             FOR USE BY DOMESTIC PROFIT AND NONPROFIT CORPORATIONS
          (Please read information and instructions on the last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

--------------------------------------------------------------------------------
     1. The present name of the corporation is:  Primark Corporation

     2. The identification number assigned by the Bureaus is:  243164

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     3. Article VIII of the Articles of Incorporation is hereby amended to read as follows:

        See Annex 1 attached hereto and made a part hereof.


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


COMPLETE ONLY ONE OF THE FOLLOWING:
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4. (FOR AMENDMENTS ADOPTED BY UNANIMOUS CONSENT OF INCORPORATORS BEFORE THE
   FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES.)

   The foregoing amendment to the Articles of Incorporation was duly adopted on the ________ day of ________, 19___, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.


             Signed this __________ day of ____________, 19________

   ________________________________     _____________________________________
            (Signature)                           (Signature)

   ________________________________     _____________________________________
        (Type or Print Name)                  (Type or Print Name)

   ________________________________     _____________________________________
            (Signature)                           (Signature)

   ________________________________     _____________________________________
        (Type or Print Name)                  (Type or Print Name)

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5. (FOR PROFIT AND NONPROFIT CORPORATIONS WHOSE ARTICLES STATE THE CORPORATION
   IS ORGANIZED ON A STOCK OR ON A MEMBERSHIP BASIS.)


   The foregoing amendment to the Articles of Incorporation was duly adopted on the 26th day of May, 1999 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

   [X]  at a meeting, the necessary votes were cast in favor of the amendment.

   [ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with
        Section 407(1) and (2) of the Act if a nonprofit corporation, or
        Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

   [ ] by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

   [ ]  by the board of a profit corporation pursuant to section 611(2).

--------------------------------------------------------------------------------------------------
        Profit Corporations                                 Nonprofit Corporations

  Signed this 26th day of May, 1999                   Signed this ____day of _____, 19_____

  By /s/ Michael Kargula                              By
    -------------------------------                     -----------------------------------
  (Signature of an authorized officer or agent)       (Signature of President, Vice President,
                                                        Chairperson or Vice-Chairperson)
  Michael R. Kargula, Executive Vice President
 -----------------------------------------------  -------------------------------------------------
            (Type or Print Name)                  (Type or Print Name)        (Type or Print Title)

---------------------------------------------------------------------------------------------------

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


                                     Annex I

ARTICLE VIII

     A.   Number of Directors

          Except as otherwise fixed by or pursuant to the provisions of any class or series of preferred stock to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors of the Corporation, except that the minimum number of directors fixed by the entire Board of Directors of the Corporation shall be no less than five and the maximum number of directors fixed by the entire Board of Directors of Corporation shall be no more than eight.

     B.   Removal

          Any director may be removed from office only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     C.   Nomination of Director Candidates

          Nominations for election to the Board of Directors of the Corporation at a meeting of shareholders may be made by the Board of Directors, on behalf of the Board of Directors by any nominating committee appointed by the Board of Directors, or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting. Nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered to or mailed, postage prepaid, and received by the Secretary of the Corporation at least 60 days but not more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders. The notice shall set forth (i) the name and address of the shareholder who intends to make the nomination; (ii) the name, age, business address and, if known, residence address of each nominee; (iii) the principal occupation or employment of each nominee; (iv) the number of shares of stock of the Corporation which are beneficially owned by each nominee and by the nominating shareholder; (v) any other information concerning the nominee that must be disclosed of nominees in proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934 (or any subsequent provisions replacing such Regulation); and (vi) the executed consent of each nominee to serve as a director of the Corporation, if elected. The chairman of the meeting of shareholders may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

     D.   Vacancies

          In case of any vacancy on the Board of Directors through death, resignation, disqualification, or other cause, the remaining directors (though less than a quorum of the Board) by affirmative vote of a majority thereof, may elect a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant, and until the election and qualification of his or her successor.